Exhibit 99.1

ENTROPIC COMMUNICATIONS REPORTS SECOND QUARTER RESULTS

Conference Call to be Webcast Today at 1:30 p.m. Pacific Time

SAN DIEGO, August 3, 2011 — Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon and software solutions to enable connected home entertainment, today reported its second quarter results for the period ended June 30, 2011. Entropic reported second quarter net revenues of $61.5 million, a decrease of 14 percent compared with $71.5 million in the first quarter of 2011 and an increase of 51 percent compared to $40.7 million in the second quarter of 2010.

In accordance with U.S. generally accepted accounting principles (GAAP), the Company’s second quarter net income was $7.8 million, or $0.09 per share (diluted). This compares with GAAP net income of $11.9 million, or $0.13 per share (diluted) in the first quarter of 2011.

Non-GAAP net income in the second quarter was $15.1 million, or $0.17 per share (diluted), compared to non-GAAP net income of $19.6 million, or $0.22 per share (diluted) in the first quarter of 2011.

“Our second quarter results came in below our expectations as we were impacted by lower demand associated with a change in inventory management by one of our large end customers,” said Patrick Henry, president and CEO of Entropic Communications. “From a long-term outlook, we are operating from a position of strength, as we believe our core connected home entertainment technology—MoCA 2.0—will be a key enabling technology for many U.S. and International pay-TV service provider networks. As the MoCA market moves from early adopters to mass market, we are seeing increased interest and demand by OEMs to deliver IP-based video solutions that will enable service providers to distribute the highest quality video and advanced Web services into and throughout the home, based our MoCA compliant solutions.”

	Three Months ended
(In millions, except per share data)	June 30, 2011	Mar. 31, 2011	June 30, 2010
Net revenues	$61.5	$71.5	$40.7
GAAP net income	$7.8	$11.9	$3.1
GAAP net income per share (basic)	$0.09	$0.14	$0.04
GAAP net income per share (diluted)	$0.09	$0.13	$0.04

Non-GAAP net income[1]	$15.1	$19.6	$6.1
Non-GAAP net income per share[1] (diluted)	$0.17	$0.22	$0.08

1.	Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

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ENTROPIC COMMUNICATIONS REPORTS SECOND QUARTER 2011 RESULTS	PAGE 2

Recent Highlights

•

Announced and demonstrated at The Cable Show, TiVo’s launch of their first MoCA (Multimedia over Coax) certified devices—TiVo Premiere Q and TiVo Preview—powered by Entropic’s silicon, to deliver multi-room digital video recording (DVR), over-the-top (OTT) video and broadcast from a single set-top box. Operators who embrace TiVo’s new products will now be able to realize expanded whole-home capabilities and the same user experience on every TV in the home. Charter, RCN and Suddenlink are the first cable operators to embrace the new Tivo platforms. TiVo plans to make both new products available to its cable operator partners later this year.

•

Achieved a major chipset milestone, announcing more than fifty million Entropic MoCA 1.0/1.1 chipsets have been delivered into the market since 2007. Entropic continues to focus on advancing its MoCA solutions to give consumers the best experience for video, voice, and Internet services, as well as ultimate control over how, when and where they enjoy their home entertainment.

•

Partnered with Zenverge to develop a transcoding appliance reference design that will enable service providers to optimize DVR storage properties and transcode broadcast content in real-time, thereby allowing consumers to easily view or transfer content from one consumer electronics (CE) device to another, over a MoCA or wireless home network.

•

Expanded our strategic collaboration with Intel to develop a new class of industry first, advanced video gateway and client set-top box reference designs, based on the Intel® AtomTM processor CE4200 and powered by Entropic’s MoCA 2.0 solution to enhance the delivery of broadcast and broadband content to the TV.

•

Partnered with Zoran on an IP gateway reference design which leverages Entropic’s complete MoCA 2.0 silicon and software solution to enable a new generation of client products with enhanced flexibility, high speed performance and backward interoperability to existing MoCA 1.1 networks—all at the lowest possible system cost.

•

Collaborated with Actiontec to develop a Wi-Fi Extender, powered by Entropic’s silicon. This new product is designed to deliver more bandwidth, improved reliability and the best possible wired and Wi-Fi performance and quality-of-service assurance to confidently stream and access high-definition videos and multimedia content anywhere in the home.

•

Announced availability of Channel Master’s single and 4-port Internet-to-TV adapters, powered by Entropic’s silicon. With these devices, consumers can connect the Internet to their TV, and networked devices such as Blu-ray players and game consoles with OTT services over a fast reliable wired network connection.

ENTROPIC COMMUNICATIONS REPORTS SECOND QUARTER 2011 RESULTS	PAGE 3

For More Information

Entropic management will be holding a conference call today, August 3, 2011, at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time to discuss the Company’s results for the second quarter of fiscal 2011 and to provide guidance for the third quarter. You may access the conference call via any of the following:

Teleconference:	631-813-4729

Conference ID:	82361917

Web Broadcast:	http://ir.entropic.com/events.cfm

Replay:	404-537-3406

About Entropic Communications

Entropic Communications, Inc. (Nasdaq:ENTR) is a leading fabless semiconductor company that is engineering the future of connected home networking and entertainment by providing next-generation silicon and software technologies to the world’s leading cable, telecommunications and satellite service providers, OEMs and consumer electronic manufacturers. As a co-founder of MoCA (Multimedia over Coax Alliance), Entropic pioneered and continues to evolve the way high-definition television-quality video and other multimedia and digital content such as movies, music, games and photos are brought into and delivered throughout the home. For more information, visit Entropic at www.entropic.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: net income and net income per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of, among others, all forms of stock-based compensation, non-cash acquired intangibles amortization, and the cash tax difference and their related effects on the number of diluted shares used in calculating non-GAAP income per share.

Management uses these non-GAAP financial measures to manage the Company’s business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company’s board of directors, (ii) evaluate the Company’s operating performance, (iii) compare the Company’s performance to internal forecasts, and (iv) manage the Company’s business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company’s operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance.

The non-GAAP financial measures disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

ENTROPIC COMMUNICATIONS REPORTS SECOND QUARTER 2011 RESULTS	PAGE 4

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our expectations for Entropic’s market penetration and overall market expansion, continued and/or future revenue, earnings and product sales growth and the factors that may contribute to such growth. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of customers and service providers for a substantial portion of our revenues; risks that the market for high-definition and standard-definition video and other multi-media content delivery and networking solutions in the United States, China and elsewhere will not develop as we expect; risks associated with competing against larger and more established companies and our ability to compete successfully in the market for MoCA-compliant chipsets; risks associated with timely development and introduction of new or enhanced products; the risk that management’s financial estimates, including estimates used in the calculation of the effective cash tax rate upon which we base our non-GAAP earnings, will be different than expected; risks that our collaborations and partnerships will not yield their anticipated benefits; risks associated with adverse U.S. and international economic conditions; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Contact:

Debra Hart

Director, Investor Relations

858.768.3852

debra.hart@entropic.com

Media/Industry Analyst Contact:

Ruder Finn for Entropic Communications

Chris Fallon

212.715.1691

fallonc@ruderfinn.com

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ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except for per share information)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$61,473	$71,521	$40,680	$132,994	$78,131
Cost of net revenues	27,646	31,939	18,831	59,585	36,532

Gross profit	33,827	39,582	21,849	73,409	41,599
Operating expenses:
Research and development	14,148	13,149	11,746	27,297	23,284
Sales and marketing	4,303	4,820	3,991	9,123	7,769
General and administrative	3,515	3,689	3,012	7,204	5,712

Total operating expenses	21,966	21,658	18,749	43,624	36,765

Income from operations	11,861	17,924	3,100	29,785	4,834
Other income, net	213	189	20	402	45

Income before income taxes	12,074	18,113	3,120	30,187	4,879

Income tax provision	4,318	6,258	28	10,576	29

Net income	$7,756	$11,855	$3,092	$19,611	$4,850

Net income per share - basic	$0.09	$0.14	$0.04	$0.23	$0.07

Net income per share - diluted	$0.09	$0.13	$0.04	$0.22	$0.06

Weighted average number of shares used to compute net income per share - basic	86,046	85,408	71,972	85,712	71,621

Weighted average number of shares used to compute net income per share - diluted	89,290	89,321	75,616	89,296	74,777

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2011	March 31, 2011	December 31, 2010
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,728	$35,405	$98,100
Marketable securities	102,986	106,991	48,275
Accounts receivable	35,942	23,706	18,244
Inventory	33,880	35,363	39,915
Deferred tax assets, current	5,463	9,070	14,307
Prepaid expenses and other current assets	6,404	5,906	6,226

Total current assets	218,403	216,441	225,067
Property and equipment, net	11,802	11,626	11,354
Long-term marketable securities	51,331	36,734	22,386
Deferred tax assets, long-term	17,304	17,304	17,304
Other long-term assets	2,481	2,963	2,697

Total assets	$301,321	$285,068	$278,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,632	$9,853	$18,278
Accrued expenses and other current liabilities	3,962	4,550	3,634
Accrued payroll and benefits	4,565	4,994	6,666

Total current liabilities	22,159	19,397	28,578
Deferred rent	1,336	1,455	1,568
Other long-term liabilities	71	20	72
Stockholders’ equity	277,755	264,196	248,590

Total liabilities and stockholders’ equity	$301,321	$285,068	$278,808

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except for per share information)

This press release contains the following non-GAAP financial measures: net income and net income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income and net income per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net income	$7,756	$11,855	$3,092	$19,611	$4,850
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	118	129	89	247	152
Research and development	1,631	1,433	1,211	3,064	2,290
Sales and marketing	500	428	382	928	694
General and administrative	1,097	964	875	2,061	1,613

Total stock-based compensation	3,346	2,954	2,557	6,300	4,749
Acquisition-related items:
Amortization of intangible assets:
Cost of net revenues	—	—	405	—	811
Income tax effects of pre-tax adjustments	(1,171)	(1,034)	—	(2,205)	—
Cash tax difference (1)	5,137	5,817	—	10,954	—

Total of non-GAAP adjustments	7,312	7,737	2,962	15,049	5,560

Non-GAAP net income	$15,068	$19,592	$6,054	$34,660	$10,410

Weighted average shares (basic)	86,046	85,408	71,972	85,712	71,621
Adjustment for dilutive shares	3,244	3,913	5,907	3,584	5,344

Weighted average shares (diluted)	89,290	89,321	77,879	89,296	76,965

GAAP net income per share (basic)	$0.09	$0.14	$0.04	$0.23	$0.07
Non-GAAP adjustments detailed above	0.08	0.08	0.04	0.16	0.07

Non-GAAP net income per share (diluted) (2)	$0.17	$0.22	$0.08	$0.39	$0.14

(1)	The Company’s non-GAAP net income per share is calculated using the cash tax rate of 2% and 5% for the three and six month periods ended June 30, 2011, respectively. The estimated cash tax rate is the estimated tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the three and six month periods ended June 30, 2011 was approximately 36% and 35%, respectively.
(2)	During 2011, the Company changed its methodology for calculating non-GAAP net income per share by using the GAAP share count in the calculation of non-GAAP net income per share, and has reflected the effects of such change for all periods presented in 2011.